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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information of the Polaris/Polaris II Variable Annuities, which constitute part of this Registration Statement on Form N-4 for FS Variable Separate Account of First SunAmerica Life Insurance Company of our report dated February 11, 2003, relating to the financial statements of First SunAmerica Life Insurance Company and our report dated February 28, 2003, relating to the financial statements of FS Variable Separate Account. We also consent to the incorporation by reference of our reports into the Polaris/Polaris II Variable Annuities Prospectus, which is incorporated by reference in this Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Prospectus and to the reference to us under the heading "Financial Statements" in such Statement of Additional Information.

PricewaterhouseCoopers LLP
Los Angeles, California
November 5, 2003